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                                                                     EXHIBIT 2.2

                            ASSET TRANSFER AGREEMENT


     ASSET TRANSFER AGREEMENT made as of July 29, 1998, by and among Globe Elastic Co., Inc., an Alabama corporation with its principal office at 1301 Industrial Park Drive, Tuscaloosa, Alabama 35406 (the "Transferee"), and Globe Manufacturing Co., a Massachusetts corporation with its principal office at 456 Bedford Street, Fall River, Massachusetts 02720 (the "Transferor").

                             Preliminary Statement

     The Transferee desires to acquire from the Transferor, and the Transferor desires to transfer to the Transferee, all of the assets and business of the Transferor (which assets and business relate to the manufacture and sale of elastomeric threads and fibers (the "Business")), and in connection with such acquisition, the Transferee will assume substantially all of the Transferor's liabilities, all on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Contribution and Delivery of the Assets

          1.1 Delivery of the Assets. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Transferor shall contribute, transfer, convey, assign and deliver to the Transferee, and the Transferee shall acquire from the Transferor, all of the Transferor's properties, assets and other claims, rights and interests (collectively, the "Assets"), including without limitation, the following:

     (i) all inventories, finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Transferor (collectively, the "Inventory") which exist on the Closing Date (as defined below);

     (ii) all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Transferor, including any security held by the Transferor for the payment thereof (the "Accounts Receivable");

     (iii) all prepaid expenses, deposits, bank accounts and other similar assets of the Transferor existing on the Closing Date, including the cash represented by such assets;
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     (iv)   all rights of the Transferor under all of the contracts, agreements, leases, licenses and other instruments to which the Transferor is a party, including without limitation those contracts set forth on Schedule 1 attached hereto (collectively, the "Contract Rights");

     (v) all books, records and accounts, correspondence, manuals, customer lists, employment records, studies, reports or summaries relating to or arising out of the Business;

     (vi) all rights of the Transferor under express or implied warranties from the suppliers of the Transferor;

     (vii) all of the machinery, equipment, furniture, leasehold or feehold improvements and construction in progress owned by the Transferor on the Closing Date, which are reflected as "fixed assets" or "capital assets" in the accounting records of the Transferor (collectively, the "Fixed Assets");

     (viii) all of the Transferor's right, title and interest in and to all intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, trade names, including without limitation the names "Glospan" and "Cleerspan" or any derivation thereof, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, owned or, where not owned, used by the Transferor in its business and all licenses and other agreements to which the Transferor is a party (as licensor or licensee) or by which the Transferor is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

     (ix) all of the Transferor's right, title and interest in and to its real properties, including without limitation, its real properties situated in Fall River, Massachusetts and Gastonia, North Carolina (and all associated fixtures, improvements and personal property); and

     (x) all other assets, properties, claims, rights and interests of the Transferor which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     Notwithstanding the foregoing, the Assets shall not include shares of capital stock in Transferee which are owned by Transferor, or the rights of Transferor under the agreements listed on Schedule 2 hereto.

          1.2 Further Assurances. At any time and from time to time after the Closing, at the Transferee's request and without further consideration, the Transferor promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Transferee may reasonably request to more effectively transfer, convey and assign to the Transferee, and to confirm the Transferee's title to, all of the Assets, to put the Transferee in actual possession and operating control thereof, to assist the Transferee in

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exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          1.3 Assumption of Liabilities; Bill of Sale Etc. At the Closing, the Transferee shall execute and deliver an Instrument of Assumption, substantially in the form attached hereto as Exhibit A, pursuant to which it shall assume and agree to perform, pay and discharge all of the liabilities, obligations and commitments of the Transferor other than the Excluded Liabilities described below (all such liabilities to be assumed, the "Assumed Liabilities"), which shall include, but not be limited to, the following:

     (i) All obligations of the Transferor continuing after the Closing under the leases and contracts of the Business, including without limitation the contracts set forth on Schedule 1 attached hereto;

     (ii) Accounts payable incurred by Transferor for purchase of supplies or otherwise and all of Transferor's other accrued expenses;

     (iii) All liabilities of the Transferor under outstanding purchase orders from Transferor's customers;

     (iv) All obligations and liabilities of Transferor associated with the operation of its facilities in Fall River, Massachusetts, and Gastonia, North Carolina, including without limitation, obligations under all applicable federal, state and local environmental permits (Transferee hereby assuming all of the obligations under such permits and agreeing to be bound by the terms and conditions thereof); and

     (v) All obligations and liabilities of Transferor in respect of Transferor's employee benefit, bonus, medical and other benefit plans, and other compensation obligations related to Transferor's employees and executive officers.

     Notwithstanding the foregoing, the parties hereby agree and acknowledge that the Assumed Liabilities will not include certain of Transferor's liabilities which will be repaid or otherwise satisfied in full on or about the Closing Date, or which will otherwise remain liabilities of the Transferor, and which liabilities are listed on Schedule 2 attached hereto (the "Excluded Liabilities").

     At the Closing the Transferor shall deliver to the Transferee a Bill of Sale, substantially in the form attached hereto as Exhibit B, pursuant to which Transferor shall convey to Transferee the Assets.

          1.4 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place on or before the date on which the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated June 23, 1998, by and between

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the Transferor and Globe Acquisition Company (the "Merger Agreement") occurs, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 9:00 a.m., or at such other place, time and date as may be mutually determined by Transferee and the Transferor. The transfer of the Assets by the Transferor to the Transferee shall be deemed to occur at 9:00 a.m., Boston time, on the date of the Closing (the "Closing Date").

     2. No Representations or Warranties. The Assets to be transferred pursuant to and in accordance with this Agreement are to be transferred "as is", and neither party is making any express or implied representation or warranty to the other as to the Assets, their condition, the Assumed Liabilities, or as to any other matter.

     3. Termination of Agreement. This Agreement shall terminate at 5:00 p.m., Boston time, on September 30, 1998, if the transactions contemplated hereby have not been consummated by such date, unless such date is extended by the written consent of all of the parties hereto. In the event of any such termination, the Transferee shall have no further obligation or liability to the Transferor under this Agreement, and the Transferor shall have no further obligation or liability to the Transferee under this Agreement.

     4. Transfer and Sales Tax. Notwithstanding any provisions of law imposing the burden of such taxes on the Transferor or the Transferee, as the case may be, the Transferee shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder.

     5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by federal express or other reputable overnight courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To the Transferor:       Globe Manufacturing Co.
                              456 Bedford Street
                              Fall River, Massachusetts  02720

     To the Transferee:       Globe Elastic Co., Inc.
                              1301 Industrial Park Drive
                              Tuscaloosa, AL 35406

     With a copies to:        Hale and Dorr LLP
                              60 State Street
                              Boston, MA   02109
                              Attn:  John H. Chory, Esq.

                              Code, Hennessy & Simmons LLC
                              10 South Wacker Drive, Suite 3175

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                              Chicago, IL 60606
                              Attn:  Peter Gotsch, Esq.

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, IL 60601
                              Attn:  Stephen L. Ritchie, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) one business day after delivery to an overnight courier, if sent by overnight courier; or (c) three business days after being sent, if sent by registered or certified mail.

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Transferee and the Transferor may not assign their respective obligations hereunder without the prior written consent of the other party.

     7.   Entire Agreement; Amendments; Attachments

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Transferee and the Transferor may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Transferee and the Transferor, provided that the parties shall notify Code, Hennessy & Simmons LLC of any amendment to this Agreement proposed to be made by the parties hereto (to the extent reasonably practicable, not less than 48 hours in advance of the execution thereof), and shall provide to Code, Hennessy & Simmons LLC, at the address indicated above, a copy of any amendment hereto.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     9. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

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     10.  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                              TRANSFEROR:

                              GLOBE MANUFACTURING CO.

                              By: /s/ Lawrence R. Walsh
                                 ----------------------------------------------

                              Name: Lawrence R. Walsh
                                   --------------------------------------------

                              Title: Vice President, Finance and Administration
                                    -------------------------------------------


                              TRANSFEREE:

                              GLOBE ELASTIC CO., INC.


                              By: /s/ Lawrence R. Walsh
                                 ----------------------------------------------

                              Name: Lawrence R. Walsh
                                    -------------------------------------------

                              Title: Vice President, Finance and Administration
                                    -------------------------------------------

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                                   Schedule 1

                               Material Contracts


     Supply arrangement between BASF Company and Globe Manufacturing Co.

     Energy Services Agreement by and between Globe Manufacturing Co. and EUA Cogenex Corp., dated March 15, 1988 relating to lease of certain energy services equipment; EUA Cogenex Corp. sold this contract to Ridgewood Power Corp. on or about December 18, 1995.

     Split Dollar Insurance Arrangement and a Supplemental Executive Compensation Plan.

     Employment contracts with the following members of Transferor's senior management: Thomas A. Rodgers, III, Americo Reis, Robert Bailey and Lawrence Walsh.

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                                   Schedule 2

                              Excluded Liabilities


     1. Liabilities of the Transferor under the Amended and Restated Credit Agreement with Fleet National Bank in its capacity as agent for certain lenders for a $72,000,000 term loan (dated April 16, 1997), as amended by the First Amendment to the Amended and Restated Credit Agreement with Fleet National Bank in its capacity as agent for certain lenders for a $14,000,000 term loan (dated February 12, 1998). Such liabilities will be discharged on or before the closing of the transactions contemplated by the Merger Agreement.

     2. Liabilities of the Transferor Stock and Warrant Purchase and Recapitalization Agreement, dated December 21, 1992 by and among the Transferor and certain stockholders.

     3. Junior Subordinated Notes (a) to be issued by the Transferor to those persons who are (or will become) Class C stockholders of the Transferor, and (b) to be assumed by Transferor from Globe Acquisition Company, in connection with the consummation of the transactions contemplated by the Merger Agreement.

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                                   Exhibit A

                        Form of Instrument of Assumption

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                                   Exhibit B

                              Form of Bill of Sale

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